                                                                EXHIBIT 1(a)-7



                             GW SIERRA TRUST FUNDS
                   AMENDMENT NO. 7 TO MASTER TRUST AGREEMENT
                               (Change of Names)

                 The undersigned, Assistant Secretary of GW Sierra Funds (the "Company"), does hereby certify that pursuant to Article IV, Sections 4.1 and 4.2, and Article VII, Section 7.3, of the Master Trust Agreement dated February 22, 1989, as amended, the following votes were duly adopted by vote of at least a majority of the Trustees at a Meeting of the Board of Trustees held on August 11, 1992, and that said votes remain in full force and effect on the date hereof:

VOTED: That, pursuant to the authorization in Article I and VII of the GW Sierra Trust Funds Master Trust Agreement (the "Master Trust Agreement"), the Master Trust Agreement shall be amended in the following respect:

                  Article I of the Master Trust Agreement is amended to change the name of the GW Sierra Trust Funds (the "Fund") from "GW Sierra Trust Funds" to the "Sierra Trust Funds", and all other appropriate references in the Master Trust Agreement are amended to reflect the fact that the name of the Fund is "Sierra Trust Funds";

FURTHER
VOTED: That the names of the Sub-Trusts previously established and designated pursuant to Sections 4.1 and 4.2 of the Master Trust Agreement be changed from their current names as follows:

         Name Changed From                                   Name Changed To
         -----------------                                   ---------------
 1.      GW U.S. Government Money Market Fund                U.S. Government Money Fund
 2.      GW California Municipal Money Market Fund           California Money Fund
 3.      GW Global Income Money Market Fund                  Global Money Fund
 4.      GW Short Term Global Government Fund                Short Term Global Government Fund
 5.      GW U.S. Government Securities Fund                  U.S. Government Fund
 6.      GW Corporate Income Fund                            Corporate Income Fund
 7.      GW California Municipal Income Fund                 California Municipal Fund
 8.      GW National Municipal Income Fund                   National Municipal Fund
 9.      GW Growth and Income Fund                           Growth and Income Fund
 10.     GW Strategic International Fund                     International Growth Fund
 11.     GW Equity Opportunity Fund                          Emerging Growth Fund

FURTHER
VOTED: That any officer of the Fund be, and each of them hereby is, authorized to execute, seal and deliver any and all documents, instruments, certificates, papers and writings; to file the same with any public official including, without limitation, the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk; and to do any and all other acts, in the name of the Fund and on its behalf, as may be required or desirable in connection with or in furtherance of the foregoing resolutions; and


FURTHER
VOTED: That the foregoing amendment to the Master Trust Agreement shall be effective upon the later of (i) the filing of an instrument containing the same with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk, and (ii) the date the post-effective amendment of the registration statement or statements of the Fund that incorporate the foregoing name changes becomes effective pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder by the U.S. Securities and Exchange Commission.


Dated:   September 10, 1992



                                            /s/ Richard W. Grant
                                            ----------------------------------
                                            Richard W. Grant
                                            Assistant Secretary

Subscribed and sworn to before me this 10th day of September, 1992.


                                            /s/ Rosemary Pasquariello
                                            ----------------------------------
                                            Notary Public:
                                            My Commission Expires: